Filed pursuant to Rule 424(b)(5)
Registration No. 333-233231

PROSPECTUS SUPPLEMENT

11,640,000 Shares of Common Stock Underlying Outstanding Warrants

This prospectus supplement relates to the issuance by Calyxt, Inc. (“Calyxt” or the “Company”) of up to 11,640,000 shares of its common stock, $0.0001 par value per share , consisting of: (i) up to 3,880,000 shares of Common Stock issuable upon the exercise of outstanding pre-funded warrants with an exercise price of $0.0001 per share (the “Pre-Funded Warrants”), (ii) up to 7,760,000 shares of common stock issuable upon the exercise of outstanding common warrants with an exercise price of $1.41 per share (the “Common Warrants” and, together with the Pre-Funded Warrants, the “Warrants”) and (iii) and such indeterminable number of shares of common stock that may be issued to the holder of Warrants, in Calyxt’s discretion, in lieu of fractional shares. The Warrants were initially issued by Calyxt on February 23, 2022 pursuant to a prospectus dated September 16, 2019 and a related prospectus supplement dated February 17, 2022, in each case under Calyxt’s Registration Statement on Form S-3 (Registration No. 333-233231). The Pre-Funded Warrants are exercisable and do not have an expiration date. The Common Warrants are exercisable beginning on August 23, 2022 and will expire on August 23, 2027.

Calyxt will receive the proceeds from the exercise of the Warrants but not from any sale of the underlying shares of common stock.

As of May 4, 2022, the aggregate market value of the Company’s outstanding common equity held by non-affiliates, or public float, was $7.8 million, based on 18,611,533 shares of the Company’s common stock held by non-affiliates and a per share price of $0.42, which equaled the closing price of the Company’s common stock on the Nasdaq Global Market on such date. Pursuant to General Instruction I.B.6 of Form S-3, in no event will the Company sell securities in a primary offering with a value exceeding more than one-third of its public float in any 12-month period so long as its public float remains below $75,000,000. If subsequent to the date of this prospectus supplement the Company’s public float equals or exceeds $75,000,000, such one-third limitation on sales shall not apply to sales subsequently made pursuant to this prospectus supplement. The Company has sold no securities pursuant to General Instruction 1.B.6 of Form S-3 during the 12 calendar month period that ends on and includes the date of this prospectus supplement.

Calyxt’s common stock is listed on the Nasdaq Global Market under the symbol “CLXT.” On May 4, 2022, the last reported sale price of Calyxt’s common stock on the Nasdaq Global Market was $0.42 per share.

Investing in Calyxt’s securities involves a high degree of risk. Before making an investment decision, please read the information in the section titled “Risk Factors” beginning on page S-3 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 5, 2022.

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that Calyxt filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when Calyxt refers to this prospectus, it is referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

Calyxt further notes that the representations, warranties and covenants made by it in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of Calyxt’s affairs.

Calyxt has not authorized anyone to provide you with information that is different from the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus and any free writing prospectus prepared by or on behalf of the Company to which the Company has referred you. Calyxt takes no responsibility for, and can provide no assurance as to the reliability of, any other information others may give you.

The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein, or in any free writing prospectus that Calyxt has authorized for use in connection with this offering, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of Calyxt’s securities. Calyxt’s business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which Calyxt has referred you in the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus.

Calyxt is offering to issue shares of common stock upon exercise of outstanding Warrants only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the shares of common stock offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

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This prospectus supplement and the documents incorporated by reference in this prospectus supplement contain market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although Calyxt believes that these sources are reliable, it does not guarantee the accuracy or completeness of this information and Calyxt has not independently verified this information. Although the Company is not aware of any misstatements regarding the market and industry data presented or incorporated by reference in this prospectus supplement, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section titled “Risk Factors” in this prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement. Accordingly, investors should not place undue reliance on this information.

Throughout this prospectus, unless the context otherwise requires, the terms “Calyxt,” the “Company” and “it” refer to Calyxt, Inc. The term “Cellectis” refers to Cellectis S.A., Calyxt’s majority stockholder as of the date of this prospectus.

Calyxt owns the names PlantSpring and BioFactory. Calyxt also owns the trademarks Calyxt® and Calyno® and owns or licenses other trademarks, trade names, and service marks appearing in this this prospectus or any free writing prospectus. The names and trademarks Cellectis® and TALEN®, along with any other trademarks, trade names, and service marks of Cellectis appearing in this this prospectus or any free writing prospectus are the property of Cellectis. This prospectus and any free writing prospectus may also contain additional trade names, trademarks and service marks belonging to other companies. Calyxt does not intend its use or display of other parties’ trademarks, trade names, or service marks to imply, and such use or display should not be construed to imply a relationship with, or endorsement or sponsorship of these other parties.

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SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus supplement and accompanying prospectus, and any related free writing prospectus, including the risks of investing in Calyxt’s securities discussed in the section titled “Risk Factors” contained in this prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement. You should also carefully read the information incorporated by reference into this prospectus supplement, including Calyxt’s financial statements, and the exhibits to the registration statement of which this prospectus supplement is a part.

The Company

Calyxt is a plant-based synthetic biology company that leverages its proprietary PlantSpring™ technology platform to engineer plant metabolism to produce innovative, high-value plant-based chemistries for use in customers’ materials and products. As plant-based solutions, the Company’s synthetic biology products can be used in helping customers meet their sustainability targets and financial goals. The Company is focused on developing these synthetic biology solutions for customers in large and differentiated end markets, including the cosmeceutical, nutraceutical, and pharmaceutical industries, which are the Company’s initial target markets.

Relationship with Cellectis

Calyxt is currently a majority-owned subsidiary of Cellectis S.A. As of December 31, 2021, Cellectis owned 61.8 percent of Calyxt’s 38,773,994 outstanding shares of common stock. Cellectis has certain contractual rights as well as rights pursuant to Calyxt’s certificate of incorporation and bylaws, in each case, for so long as it maintains threshold beneficial ownership levels in Calyxt’s shares. Several of Cellectis’ rights remain in effect for so long as Cellectis beneficially owns at least 15 percent of Calyxt’s outstanding shares.

Calyxt holds an exclusive license from Cellectis that broadly covers the use of engineered nucleases for plant gene editing. This intellectual property covers methods to edit plant genes using “chimeric restriction endonucleases,” which include TALEN®, CRISPR/Cas9, zinc finger nucleases, and some types of meganucleases.

Corporate Information

Calyxt was incorporated in the State of Delaware in 2010. The Company’s corporate headquarters is located at 2800 Mount Ridge Road, Roseville, Minnesota 55113 and Calyxt’s phone number is (651) 683-2807. Calyxt’s filings with the SEC are posted on its corporate website at www.calyxt.com. The information contained in, or accessible through, Calyxt’s corporate website does not constitute part of this prospectus supplement.

Calyxt’s common stock is listed on the Nasdaq Global Market under the symbol “CLXT.”

THE OFFERING

Common stock offered by Calyxt	11,640,000 shares of common stock issuable upon exercise of outstanding Warrants. In addition, this prospectus supplement also relates to such indeterminable number of shares of common stock that may be issued to the holder of Warrants, in Calyxt’s discretion, in lieu of fractional shares pursuant to the terms of the Warrants.

Common stock to be outstanding immediately after this offering	50,416,994 shares of common stock (assuming exercise of the Warrants in full) and no additional shares are issued in lieu of fractional shares.

Use of proceeds	Assuming the full exercise for cash of all of the outstanding Warrants, Calyxt will receive proceeds of $10,941,988.

Calyxt currently intends to use the net proceeds from this exercise of the Warrants for investments in its technology platform, lab capabilities and personnel, working capital, and general corporate purposes. See the section titled “Use of Proceeds.”

Risk factors	Investment in Calyxt’s securities involves a high degree of risk. You should read the section titled “Risk Factors” in this prospectus supplement and in the documents incorporated by reference into this prospectus supplement for a discussion of factors to consider before deciding to exercise Warrants

Nasdaq Global Market symbol	Calyxt’s common stock is traded on the Nasdaq Global Market under the symbol “CLXT.”

The number of shares of common stock to be outstanding after the exercise of all outstanding Warrants is based on 38,773,994 shares outstanding as of December 31, 2021, and excludes as of that date:

•	4,658,405 shares of common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $9.47 per share;

•	598,000 shares of common stock issuable upon the vesting and settlement of restricted stock units outstanding;

•	745,000 shares of common stock issuable upon the vesting and settlement of performance stock units outstanding; and

•	5,642,247 shares of common stock reserved for future issuance under Calyxt’s 2017 Omnibus Plan.

Unless otherwise stated, information in this prospectus supplement assumes no further exercise of outstanding options or Warrants and no future issuances by Calyxt of shares of its common stock.

RISK FACTORS

You should consider carefully the risks described below, which update and supplement the risk factors discussed under the section titled “Risk Factors” in Calyxt’s Annual Report on Form 10-K for the year ended December 31, 2021, as may be updated by the Company’s subsequent filings under the Securities Exchange Act of 1934 (the “Exchange Act”), that are incorporated by reference in this prospectus supplement, together with other information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement, and any free writing prospectus that Calyxt may authorize for use in connection with this offering before you make a decision to invest in Calyxt’s securities. If any of these risks actually occur, Calyxt’s business, operating results, prospects or financial condition could be harmed. This could cause the trading price of Calyxt’s common stock to decline and you may lose all or part of your investment. The risks below and incorporated by reference in this prospectus supplement are not the only ones Calyxt faces. Additional risks not currently known to Calyxt or that Calyxt currently deems immaterial may also affect Calyxt’s business operations. Please also read carefully the section below titled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Relating to the Offering

If you exercise Common Warrants, you will experience substantial and immediate dilution.

The exercise price of the Common Warrants is substantially higher than the net tangible book value per share of Calyxt’s common stock as of December 31, 2021. Assuming that all 7,760,000 shares of common stock are issued in connection with the exercise of Common Warrants, you will incur immediate and substantial dilution of approximately $0.91 per share. For a further description of the dilution that you will experience immediately after the exercise of the Common Warrants, see the section in this prospectus supplement entitled “Dilution” beginning on page S-20.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, Calyxt expects in the future to offer additional shares of Calyxt’s common stock or other securities convertible into or exchangeable for Calyxt’s common stock, including sales of Calyxt’s common stock pursuant to a sales agreement between the Company and Jefferies LLC, pursuant to which the Company may, from time to time, sell shares of its common stock through Jefferies, as the Company’s sales agent, in an at-the-market offering (the “ATM Facility”).

Investors purchasing shares or other securities in the future could have rights superior to holders of Calyxt’s existing securities.

Furthermore, you could experience further dilution if outstanding options are exercised or if Calyxt issues additional shares of common stock. As of December 31, 2021, approximately 11,643,652 shares of common stock that are either subject to outstanding options, issuable upon vesting of outstanding restricted stock units, or reserved for future issuance under Calyxt’s equity incentive plans are eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules.

Calyxt’s management will have broad discretion over the use of the proceeds Calyxt receives from the exercise of the Warrants and might not apply the proceeds in ways that increase the value of your investment.

Calyxt’s management will have broad discretion to use the net proceeds from the exercise of the Warrants, and you will be relying on the judgment of Calyxt’s management regarding the application of these proceeds. You will not have the opportunity to influence Calyxt’s decisions on how to use the proceeds, and the Company may not apply the net proceeds from the exercise of the Warrants in ways that increase the value of your investment. Because of the number and variability of factors that will determine Calyxt’s use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by Calyxt’s management to apply these funds effectively could harm Calyxt’s business. Pending their use, the Company intends to invest the net proceeds from this offering in marketable securities that may include investment-grade interest-bearing securities, money market accounts, certificates of deposit, commercial paper and guaranteed obligations of the U.S. government in accordance with Calyxt’s investment policy. These investments may not yield a favorable return to Calyxt’s stockholders. If Calyxt does not invest or apply the net proceeds from this offering in ways that enhance stockholder value, the Company may fail to achieve expected financial results, which could cause its stock price to decline.

Future sales of Calyxt’s common stock by Cellectis or others, or the perception that such sales may occur, could depress the market price of Calyxt’s common stock.

As of December 31, 2021, Cellectis owned 61.8 percent of Calyxt’s outstanding shares of common stock. Future sales of Calyxt’s common stock in the public market will be subject to the volume and other restrictions of Rule 144 under the Securities Act of 1933 (the “Securities Act”) for so long as Cellectis is deemed to be Calyxt’s affiliate, unless the shares to be sold are registered with the SEC. Cellectis is entitled to various rights with respect to the registration of its shares under the Securities Act pursuant to the Stockholders Agreement. Registration of these shares under the Securities Act would result in these shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration statement. In addition, the issuance of the shares of Calyxt common stock issuable upon exercise of the outstanding Warrants has been registered under the Securities Act and such upon issuance, such shares of Calyxt common stock will be freely tradable without restriction under the Securities Act. Calyxt is unable to predict whether or when Cellectis will sell a substantial number of shares of Calyxt’s common stock. The sale by Cellectis of a substantial number of shares, or a perception that such sales could occur, could significantly reduce the market price of Calyxt’s common stock.

The market price of Calyxt’s common stock has been and could remain volatile, which could adversely affect the market price of Calyxt’s common stock.

The market price of Calyxt’s common stock has experienced, and may continue to experience, volatility in response to various factors. Between January 1, 2022, and May 4, 2022, the closing price of Calyxt’s common stock on the Nasdaq Global Market fluctuated from a high of $2.46 per share to a low of $0.42 per share. Some factors that may cause the market price of Calyxt’s common stock to fluctuate include Calyxt’s quarterly operating results, Calyxt’s perceived prospects or the perceptions of the market of Calyxt’s pipeline, new products or technologies, changes in securities analysts’ recommendations or earnings estimates and Calyxt’s ability to meet such estimates, changes in general conditions in the economy or the financial markets, capital raising activity and other developments affecting Calyxt, its competitors or Cellectis.

These and other market and industry factors may cause the market price and demand for Calyxt’s common stock to fluctuate substantially, regardless of Calyxt’s actual operating performance, which may limit or prevent investors from readily selling their common stock at a favorable price or at all and may otherwise negatively affect the liquidity of Calyxt’s common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated herein contain “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act and Section 21E of the Exchange Act.

Calyxt has made these forward-looking statements in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “predicts,” “projects,” “should,” “targets,” “will,” or the negative of these terms and other similar terminology. Forward-looking statements in this prospectus supplement and the documents incorporated herein include statements about the Company’s future financial performance, including its cash runway; its product pipeline and development; the Company’s business model and strategies for the development, commercialization and sales of commercial products; commercial demand for its synthetic biology solutions; the development and deployment of its PlantSpring technology platform; its ability to deploy and leverage its artificial intelligence and machine learning (AIML) capabilities; the ability to scale production capability for its BioFactory production system; potential development agreements, partnerships, customer relationships, and licensing arrangements and their contribution to the Company’s financial results, cash usage, and growth strategies; the potential impact of the COVID-19 pandemic on the Company’s business and operating results; and anticipated trends in its business.

These and other forward-looking statements are predictions and projections about future events and trends based on Calyxt’s current expectations, objectives, and intentions and are premised on current assumptions. Calyxt’s actual results, level of activity, performance, or achievements could be materially different than those expressed, implied, or anticipated by forward-looking statements due to a variety of factors, including, but not limited to:

•	the impact of increased competition, including competition from a broader array of synthetic biology companies;

•	competition for customers, partners, and licensees and the successful execution of development and licensing agreements;

•	disruptions at its key facilities, including disruptions impacting its BioFactory production system;

•	flaws in AIML algorithms, insufficiency of data inputs required by such algorithms, and human error in interacting with AIML;

•	changes in customer preferences and market acceptance of its products; changes in market consensus as to what attributes are required for a product to be considered “sustainable”;

•	the impact of adverse events during development, including unsuccessful pilot production of plant-based chemistries or field trials;

•	the impact of improper handling of its product candidates during development;

•	failures by third-party contractors; inaccurate demand forecasting or milestone and royalty payment projections;

•	the effectiveness of commercialization efforts by commercial partners or licensees; disruptions to supply chains, including raw material inputs for its BioFactory;

•	the impact of changes or increases in oversight and regulation;

•	disputes or challenges regarding intellectual property;

•	proliferation and continuous evolution of new technologies; management changes;

•	dislocations in the capital markets;

•	the severity and duration of the evolving COVID-19 pandemic and the resulting impact on macro-economic conditions;

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other important factors discussed under the heading “Risk Factors” in this prospectus supplement, as may be amended or supplemented by Calyxt’s subsequent reports on Forms 10-Q and 8-K filed with the SEC.

While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Any of these factors, in whole or in part, could materially and adversely affect Calyxt’s business, financial condition, results of operations and the price of Calyxt’s common stock.

Any forward-looking statement made by Calyxt in this prospectus supplement and the documents incorporated by reference herein or therein is based only on information currently available to Calyxt and speaks only as of the date of this prospectus supplement or such incorporated document, as the case may be. Calyxt does not assume any obligation to publicly provide revisions or updates to any forward-looking statements after the date of the document in which such statement appears, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

You should read this prospectus supplement together with the documents Calyxt has filed with the SEC that are incorporated by reference and any free writing prospectus that the Company may authorize for use in connection with this offering completely and with the understanding that Calyxt’s actual future results may be materially different from what Calyxt currently expects. Calyxt qualifies all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

If the Warrants are exercised in full, Calyxt will receive proceeds of $10.9 million. However, Calxyt does not know when, if or the extent to which such Warrants may be exercised, and it is possible that no Warrants may be exercised, in which case Calyxt would not receive any proceeds from this offering.

Calyxt currently intends to use the net proceeds from the exercise of the Warrants for working capital and general corporate purposes, including investments in its technology platform, lab capabilities and personnel, and to support the execution of Calyxt’s business model.

Calyxt has not determined the amounts that it plans to spend on any specific area or the timing of such expenditures. Accordingly, Calyxt’s management will have broad discretion to use the net proceeds from this offering. Pending Calyxt’s use of the net proceeds from this offering, the Company intends to invest the net proceeds in marketable securities that may include investment-grade interest-bearing securities, money market accounts, certificates of deposit, commercial paper and guaranteed obligations of the U.S. government in accordance with Calyxt’s investment policy.

DESCRIPTION OF SECURITIES

Below is a description of the material terms and provisions of Calyxt’s amended and restated certificate of incorporation (the “Certificate of Incorporation”) and Calyxt’s amended and restated bylaws (“By-laws”) as well as relevant terms and provisions of Calyxt’s indemnification agreements for directors and officers and Delaware law affecting the rights of Calyxt’s stockholders. This summary does not purport to be complete and is qualified in its entirety by the provisions of Calxyt’s Certificate of Incorporation, By-laws and such indemnification agreements. Copies of Calyxt’s Certificate of Incorporation, By-laws and indemnification agreements have been filed with the SEC and are incorporated by reference into this prospectus supplement.

General

Calyxt’s authorized capital stock consists of 275,000,000 shares of common stock, par value $0.0001 per share, and 50,000,000 shares of preferred stock, par value $0.0001 per share. The only equity securities currently outstanding are shares of common stock.

As of December 31, 2021, there were 38,773,994 shares of common stock issued and outstanding.

Common Stock

Voting Rights. The holders of Calyxt’s common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of Calyxt’s common stock do not have cumulative voting rights in the election of directors. Accordingly, the holders of a majority of the voting power of Calyxt’s common stock could, if they so choose, elect all the directors.

Dividend Rights. Holders of common stock are entitled to receive dividends if, as and when declared by Calyxt’s Board of Directors, out of Calyxt’s legally available assets, in cash, property or shares of Calyxt’s capital stock, after payments of dividends required to be paid on outstanding preferred stock, if any.

Distributions in Connection with Mergers or Other Business Combinations. Upon a merger, consolidation or substantially similar transaction, holders of common stock will be entitled to receive equal per share payments or distributions.

Liquidation Rights. Upon Calyxt’s liquidation, dissolution or winding up, any business combination or a sale or disposition of all or substantially all of Calyxt’s assets, the assets legally available for distribution to Calyxt’s stockholders will be distributable ratably among the holders of the common stock, subject to prior satisfaction of all outstanding debts and other liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding preferred stock.

Stockholders Agreement. In connection with Calyxt’s IPO, Calyxt entered into a stockholders agreement dated July 25, 2017 with Cellectis (as amended from time to time, the “Stockholders Agreement”), pursuant to which Cellectis has certain specified rights. Pursuant to the Stockholders Agreement, for so long as Cellectis beneficially owns at least 50% of the then-outstanding shares of Calyxt’s shares of Common Stock, Cellectis has certain rights, including:

•

to approve any modification to Calyxt’s or any future subsidiary’s share capital (e.g., share capital increase or decrease), the creation of any subsidiary, any grant of stock-based compensation, any distributions or initial public offering, merger, spin-off, liquidation, winding up or carve-out transactions;

•	to approve Calyxt’s annual business plan and annual budget and any modification thereto;

•	to approve any external growth transactions exceeding $500,000 and not included in the approved annual business plan and annual budget;

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to approve any investment and disposition decisions exceeding $500,000 and not included in the approved annual business plan and annual budget (excluding the purchase and sale of inventory as a part of the normal course of business);

•	to approve any related-party agreement and any agreement or transaction between the executives or stockholders of Calyxt, on the one hand, and Calyxt or any of its subsidiaries, on the other hand;

•	to approve any decision pertaining to the recruitment, dismissal/removal, or increase of the compensation of executives and corporate officers;

•	to approve any material decision relating to a material litigation;

•	to approve any decision relating to the opening of a social or restructuring plan or pre-insolvency proceedings;

•	to approve any buyback by Calyxt of its own shares;

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to approve any new borrowings or debts exceeding $500,000 and early repayment of loans, if any (it being understood that Cellectis will approve the entering into of contracts for revolving loans and other short-term loans and the repayment of such for financing general operating activities, such as revolving loans for inventory or factoring of receivables);

•	to approve grants of any pledges on securities;

•	to develop new activities and businesses not described in the annual business plan and annual budget;

•	to approve entry into any material agreement or partnership; and

•	to approve any offshore and relocation activities.

In addition, Cellectis has the following rights for so long as it beneficially owns at least 15% of the then outstanding shares of Calyxt’s common stock, including:

•	to nominate the greater of three members of Calyxt’s Board of Directors or a majority of the directors;

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to designate the Chairman of Calyxt’s Board of Directors and one member to each of the audit committee of the Board of Directors, the compensation committee of the Board of Directors and the nominating and corporation governance committee of the Board of Directors;

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to approve any amendments to Calyxt’s Certificate of Incorporation or By-laws that would change the name of the company, its jurisdiction of incorporation, the location of its principal executive offices, the purpose or purposes for which Calyxt is incorporated or the Cellectis approval items set forth in the stockholders agreement;

•	to approve the payment of any regular or special dividends;

•	to approve the commencement of any proceeding for the voluntary dissolution, winding up or bankruptcy of Calyxt or a material subsidiary;

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to approve any public or private offering, merger, amalgamation or consolidation of us or the spinoff of a business of Calyxt’s or any sale, conveyance, transfer or other disposition of Calyxt’s assets; and

•	to approve any change to Calyxt’s Board of Directors contrary to the stockholders agreement or the Company’s Certificate of Incorporation or By-laws.

Other Matters. Calyxt’s Certificate of Incorporation does not entitle holders of Calyxt’s common stock to preemptive rights. No redemption or sinking fund provisions apply to Calyxt’s common stock. The rights, preferences and privileges of holders of Calyxt’s common stock are subject to, and may be adversely affected by, the rights of holders of any series of preferred stock that Calyxt may designate in the future.

Preferred Stock

Calyxt’s Certificate of Incorporation authorizes its Board of Directors, without further action by the stockholders (unless so required by applicable law or Nasdaq listing standards), to issue preferred stock in one or more series, to increase or decrease the number of shares of any series subsequent to the issuance of that series, but not below the number of shares of such series then outstanding, and to determine the preferences, limitations and rights of any shares of preferred stock that Calyxt chooses to issue, without vote or action by the stockholders.

Calyxt will fix the designations, powers, preferences and relative, participating, optional or other rights, if any, of the preferred stock of each such series, as well as any qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series. Calyxt will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that Calyxt files with the SEC, the form of any certificate of designation that sets forth the terms of the series of preferred stock Calyxt is offering before the issuance of that series of preferred stock. If Calyxt offers preferred stock, the terms of the particular series of preferred stock will be described in the applicable prospectus supplement. This description will include (to the extent applicable):

•	the designation of the applicable series number of shares of such series Calyxt is offering;

•	the purchase price;

•	the liquidation preference per share;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on Calyxt’s ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into Calyxt’s common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into other securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if Calxyt liquidates, dissolves or winds up its affairs;

•

any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if Calyxt liquidates, dissolves or winds up its affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The Delaware General Corporation Law (the “DGCL”) provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to Calyxt’s Certificate of Incorporation if the amendment would change the par value, the number of authorized shares of the class or the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Calyxt’s Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Calyxt’s common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of Calyxt and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of Calyxt’s common stock.

Delaware Anti-Takeover Law and Provisions of Calyxt’s Charter and Bylaws

The following provisions may make a change in control of Calyxt’s business more difficult and could delay, defer or prevent a tender offer or other takeover attempt that a stockholder might consider to be in its best interest, including takeover attempts that might result in the payment of a premium to stockholders over the market price for their shares. These provisions also may promote the continuity of Calyxt’s management by making it more difficult for a person to remove or change the incumbent members of Calyxt’s Board of Directors.

Authorized but Unissued Shares; Undesignated Preferred Stock. The authorized but unissued shares of Calyxt’s common stock will be available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans. In addition, Calyxt’s Board of Directors may authorize, without stockholder approval, the issuance of undesignated preferred stock with voting rights or other rights or preferences designated from time to time by Calyxt’s Board of Directors. The existence of authorized but unissued shares of common stock or preferred stock may enable Calyxt’s Board of Directors to render more difficult or to discourage an attempt to obtain control of Calyxt by means of a merger, tender offer, proxy contest or otherwise.

Election and Removal of Directors. Calyxt’s Board of Directors consists of not less than five nor more than eleven directors, excluding any directors elected by holders of preferred stock pursuant to provisions of any applicable series of preferred stock entitling the holders thereof to separately elect directors. The exact number of directors will be fixed from time to time by resolution of Calyxt’s Board of Directors. As of the date of this prospectus supplement, Calyxt’s Board of Directors has eight members.

Pursuant to the Stockholders Agreement, Cellectis has the right to nominate the greater of three directors or a majority of directors to Calyxt’s Board of Directors so long as it continues to own at least 15% of the then-outstanding shares of Calyxt’s common stock.

At any time after Cellectis beneficially owns less than 50% of Calyxt’s then outstanding common stock, Calyxt’s Certificate of Incorporation provides that directors may be removed only for cause and only by the affirmative vote of holders of a majority of Calyxt’s then outstanding stock. Prior to such time, directors may be removed with or without cause.

Classified Board of Directors. Calyxt’s Board of Directors currently is not classified. However, Calyxt’s Certificate of Incorporation and By-laws provide that Calyxt’s Board of Directors will be classified with approximately one-third of the directors elected each year at such time as Cellectis no longer holds at least 50%

of Calyxt’s then outstanding common stock. The number of directors will be fixed from time to time by a majority of the total number of directors that Calyxt would have at the time such number is fixed if there were no vacancies. The directors will be divided into three classes, designated class I, class II and class III. Each class will consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term and until their successors are duly elected and qualified. In addition, if the number of directors is changed, any increase or decrease will be apportioned by Calyxt’s Board of Directors among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class or from the removal from office, death, disability, resignation or disqualification of a director or other cause will hold office for a term that will coincide with the remaining term of that class, but in no case will a decrease in the number of directors have the effect of removing or shortening the term of any incumbent director.

Director Vacancies. Calyxt’s Certificate of Incorporation authorizes only its Board of Directors to fill vacant directorships.

No Cumulative Voting. Calyxt’s Certificate of Incorporation provides that stockholders do not have the right to cumulate votes in the election of directors.

Special Meetings of Stockholders. At any time after Cellectis beneficially owns less than 50% of Calyxt’s then outstanding common stock, Calyxt’s By-laws and Certificate of Incorporation provide that special meetings of its stockholders may only be called by the Board of Directors. Prior to such time, a special meeting may also be called by the secretary of the Company at the request of stockholders holding a majority of the outstanding shares entitled to vote.

Advance Notice Procedures for Director Nominations. Calyxt’s By-laws establish advance notice procedures for stockholders seeking to nominate candidates for election as directors at an annual or special meeting of stockholders. Although Calyxt’s By-laws do not give the Board of Directors the power to approve or disapprove stockholder nominations of candidates to be elected at an annual meeting, the By-laws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

Action by Written Consent. At any time after Cellectis beneficially owns less than 50% of Calyxt’s then outstanding common stock, Calyxt’s By-laws and Certificate of Incorporation provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock. Prior to such time, such actions may be taken without a meeting by written consent.

Amending Calyxt’s Certificate of Incorporation and Bylaws. At any time after Cellectis beneficially owns less than 50% of Calyxt’s then outstanding common stock, Calyxt’s Certificate of Incorporation and By-laws may be amended by the affirmative vote of the holders of at least two-thirds of Calyxt’s common stock. Prior to such time, Calyxt’s Certificate of Incorporation and By-laws may be amended by the affirmative vote of the holders of a majority of the voting power of Calyxt’s common stock.

Exclusive Jurisdiction. Calyxt’s Certificate of Incorporation provides that, unless it consents to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any derivative action or proceeding brought on Calyxt’s behalf, any action asserting a claim of breach of fiduciary duty owed by any of the Company’s directors, officers, or other employees to Calyxt or to its stockholders, any action asserting a claim arising pursuant to the DGCL, or any action asserting a claim governed by the internal affairs doctrine. Notwithstanding the foregoing, because the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce duties or liabilities created by the Exchange Act or the rules and regulations thereunder, the exclusive forum provision does not apply to any action arising under the Exchange Act. Although the exclusive forum provision applies, to the extent permitted by law, to Securities Act claims, the Securities Act creates concurrent federal and state jurisdiction over suits brought to enforce duties or liabilities created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce this exclusive forum provision with respect to a Securities Act claim. Neither Calyxt nor its stockholders may waive compliance with the federal securities laws or the rules and regulations thereunder.

Business Combinations with Interested Stockholders. Subject to certain exceptions, Section 203 of the DGCL prohibits a public Delaware corporation from engaging in a business combination (as defined in such section) with an “interested stockholder” (defined generally as any person who beneficially owns 15% or more of the outstanding voting stock of such corporation or any person affiliated with such person) for a period of three years following the time that such stockholder became an interested stockholder, unless (i) prior to such time the Board of Directors of such corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of such corporation at the time the transaction commenced (excluding for purposes of determining the voting stock of such corporation outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (A) by persons who are directors and also officers of such corporation and (B) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) at or subsequent to such time the business combination is approved by the Board of Directors of such corporation and authorized at a meeting of stockholders (and not by written consent) by the affirmative vote of at least 66 2/3% of the outstanding voting stock of such corporation not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. Calyxt has expressly elected not to be governed by the “business combination” provisions of Section 203 of the DGCL until after such time as Cellectis no longer beneficially owns at least 50% of Calyxt’s common stock. At that time, such election shall be automatically withdrawn and Calyxt will thereafter be governed by the “business combination” provisions of Section 203 of the DGCL.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Calyxt’s Certificate of Incorporation renounces, to the maximum extent permitted from time to time by Delaware law, any interest or expectancy that Calyxt has in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to Calyxt’s officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are Calyxt’s or its subsidiaries’ employees. Calyxt’s Certificate of Incorporation provides that, to the fullest extent permitted by law, none of Cellectis or any of its affiliates or any director who is not employed by Calyxt, or his or her affiliates has any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which Calyxt or its subsidiaries now engage or propose to engage or (ii) otherwise competing with Calyxt or its subsidiaries. In addition, to the fullest extent permitted by law, in the event that Cellectis or any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or its or his affiliates or for Calyxt or its affiliates, such person has no duty to communicate or offer such transaction or business opportunity to Calyxt or any of its affiliates and they may take any such opportunity for themselves or offer it to another person or entity. Calyxt’s Certificate of

Incorporation does not renounce its interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director of Calyxt. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for Calyxt unless Calyxt would be permitted to undertake the opportunity under its Certificate of Incorporation, Calyxt has sufficient financial resources to undertake the opportunity and the opportunity would be in line with Calyxt’s business.

Registration Rights

The Stockholders Agreement provides Cellectis with certain registration rights, as follows:

Demand Registration—Cellectis may request that Calyxt register for resale all or a portion of their shares. Any such request must cover a quantity of shares with an anticipated aggregate offering price of at least $25.0 million. To the extent Calyxt is a well-known seasoned issuer, Cellectis may also request that Calyxt file an automatic shelf registration statement on Form S-3 that covers the registrable securities requested to be registered. Depending on certain conditions, Calyxt may defer a demand registration for up to 90 days in any twelve month period. Cellectis will agree pursuant to a contractual lock-up not to exercise any of its rights under the registration rights agreement during a 90-day restricted period.

Piggyback Registration Rights—In the event that Calyxt proposes to register any of its securities under the Securities Act of 1933, either for its own account or for the account of its other security holders, Cellectis is entitled to certain piggyback registration rights allowing it to include its shares in the registration, subject to certain marketing and other limitations. As a result, whenever Calyxt proposes to file a registration statement under the Securities Act, Cellectis is entitled to notice of the registration.

Expenses; Indemnification—The registration rights provides that Calyxt must pay all registration expenses (other than the underwriting discounts and commissions) in connection with effecting any demand registration or shelf registration. The registration rights contain customary indemnification and contribution provisions.

Term—The registration rights will remain in effect with respect to any shares covered by the Stockholders Agreement until (i) all of Cellectis’ shares have been sold pursuant to an effective registration statement under the Securities Act; (ii) all of Cellectis’ shares have been sold to the public pursuant to Rule 144 under the Securities Act; or (iii) Cellectis owns less than 10% of the then outstanding shares of Calyxt’s common stock.

Indemnification and Limitations on Directors’ Liability

Section 145 of the DGCL grants each Delaware corporation the power to indemnify any person who is or was a director, officer, employee or agent of a corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of serving or having served in any such capacity, if he or she acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may similarly indemnify any such person in actions by or in the right of the corporation if he or she acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that, despite adjudication of liability, but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses which the Delaware Court of Chancery or other court shall deem proper.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation, or an amendment thereto, to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director’s fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for director liability with respect to unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Calyxt’s Certificate of Incorporation indemnifies its directors and principal officers to the fullest extent permitted by Delaware law and Calyxt’s Certificate of Incorporation also allows Calyxt’s Board of Directors to indemnify other employees. This indemnification extends to the payment of judgments in actions against officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. This indemnification also extends to the payment of attorneys’ fees and expenses of principal officers and directors in suits against them where the officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, Calyxt’s best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. This right of indemnification is not exclusive of any right to which the officer or director may be entitled as a matter of law.

Calyxt’s directors and officers are insured pursuant to a “directors and officers” insurance policy, which provides protection against un-indemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses us for losses incurred by Calyxt in response to securities claims involving directors and officers. The policy contains various customary exclusions for policies of this type.

In addition, Calyxt’s Board of Directors has adopted a policy to enter into an indemnification agreement with each of its directors and officers, which provide for certain advancement and indemnification rights. Each indemnification agreement provides, subject to certain exceptions, to indemnify and hold harmless the director or officer to the fullest extent permitted by Delaware law.

With respect to any indemnification available to directors affiliated with Cellectis, Calyxt has agreed (i) that it is the indemnitor of first resort with respect to any amounts incurred or sustained in connection with such person’s role as a director of Calyxt, (ii) that it will be responsible for, and required to advance, the full amount of such amounts without regard to any rights such person may have, or be pursuing, against Cellectis, and (iii) to irrevocably waive, relinquishe and release Cellectis from any and all claims for contribution, subrogation or any other recovery in respect of such amounts.

Calyxt believes that the limitation of liability and indemnification provisions in its Certificate of Incorporation, By-laws, indemnification agreements and insurance policies are necessary to attract and retain qualified directors and officers. However, these provisions may discourage derivative litigation against directors and officers, even though an action, if successful, might benefit Calyxt and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent Calyxt pays the costs of settlement and damage awards against directors and officers as required or allowed by these limitations of liability and indemnification provisions.

At present, there is no pending litigation or proceeding involving any of Calyxt’s directors, officers, employees or agents as to which indemnification is sought from Calyxt, nor is the Company aware of any threatened litigation or proceeding that may result in an indemnification claim.

Listing

Calyxt’s shares of common stock are listed on the Nasdaq Global Market under the symbol “CLXT.”

Transfer Agent and Registrar

The transfer agent and registrar for Calyxt’s common stock is Broadridge Corporate Issuer Solutions, Inc., 1155 Long Island Avenue, Edgewood, NY 11717.

Common Warrants

The following is a brief summary of certain terms and provisions of the Common Warrants pursuant which shares of common stock may be issued under this prospectus supplement upon the exercise thereof. This summary is subject to and qualified in its entirety by the form of Common Warrants, which is attached as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 23, 2022.

General Terms of the Common Warrants

The Common Warrants represent the right to purchase 7,760,000 shares of common stock at an initial exercise price of $1.41 per share. Each Common Warrant may be exercised at any time beginning on the six-month anniversary of the issuance date and from time to time thereafter through and including the five-year anniversary of the date the Common Warrants are first exercisable. After the exercise period, holders of the Common Warrants will have no further rights to exercise the Common Warrants.

Exercisability

Each Common Warrant will be exercisable beginning on the six month anniversary of the date of issuance and will expire five years from the date of issuance. The Common Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to Calyxt a duly executed exercise notice and payment in full for the number of shares of Calyxt’s common stock purchased upon such exercise, except in the case of a cashless exercise as discussed below.

The number of shares of common stock issuable upon exercise of the Common Warrants is subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the common stock.

Cashless Exercise

If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for issuance or resale of the shares issuable upon exercise of the Common Warrant, the holder may exercise the Common Warrant on a cashless basis. When exercised on a cashless basis, a portion of the Common Warrant is cancelled in payment of the purchase price payable in respect of the number of shares of Calyxt’s common stock purchasable upon such exercise.

Exercise Price

Each Common Warrant represents the right to purchase one share of common stock at an exercise price of $1.41 per share. Subject to limited exceptions, a holder of Common Warrants will not have the right to exercise any portion of the Common Warrant to the extent that, after giving effect to the exercise, the holder, together with its affiliates, and any other person acting as a group together with the holder or any of its affiliates, would beneficially own in excess of 4.99 percent of the number of shares of Calyxt’s common stock outstanding immediately after giving effect to its exercise (the “Common Warrant Beneficial Ownership Limitation”). The holder, upon notice to the Company, may increase or decrease the beneficial ownership limitation provisions of the Common Warrant, provided that in no event shall the limitation exceed 9.99 percent of the number of shares of Calyxt’s common stock outstanding immediately after giving effect to the exercise of the Common Warrant. Any increase in the Common Warrant Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to Calyxt. Purchasers of Common Warrants in this offering may also elect prior to the issuance of the Common Warrants to those purchasers to have the initial exercise limitation set at 9.99 percent of Calyxt’s outstanding common stock.

Certain Adjustments

The exercise price and number of shares of common stock issuable upon exercise of the warrants may be proportionally adjusted upon the occurrence of specific events, including stock dividends, stock splits, combinations and certain recapitalizations of Calyxt’s common stock.

Rights Upon Distribution of Assets; Purchase Rights

If Calyxt distributes assets, including cash dividends, any securities (other than a stock dividend of Calyxt Common Stock, described under “—Certain Adjustments”) or other property, to Calyxt’s stockholders, the warrant holders shall be entitled to participate in such distribution to the same extent that such holder would have participated had the holder held the number of shares of common stock acquirable upon complete exercise of its warrant. If such distribution would cause such holder to exceed the Common Warrant Beneficial Ownership Limitation, the holder will not be entitled to participate in the distribution to such extent that Common Warrant Beneficial Ownership Limitation would be exceeded and the distribution will be held in abeyance for the holder’s benefit until such time or times, if ever, as would not result in the holder exceeding the Common Warrant Beneficial Ownership Limitation.

If Calyxt grants, issues or sells pro rata to its stockholders, any options, convertible securities or rights to purchase stock, warrants, securities or other property, the Common Warrant holders will be entitled to acquire such purchase rights to the same extent such holder would have acquired had the holder held the number of shares of common stock acquirable upon complete exercise of its warrant. If such right to participate in any such purchase rights would cause such holder to exceed Common Warrant Beneficial Ownership Limitation, then the holder will not be entitled to participate in such purchase right to such extent that the Common Warrant Beneficial Ownership Limitation would be exceeded such purchase right, to the extent necessary to prevent such occurrence, will be held in abeyance for the holder’s benefit until such time or times, if ever, as would not result in the holder exceeding the Common Warrant Beneficial Ownership Limitation.

Transferability

Subject to applicable laws and restrictions, a holder may transfer a Common Warrant upon surrender of the Common Warrant to Calyxt with a duly executed assignment in the form attached to the Common Warrant. The transferring holder will be responsible for any tax that liability that may arise as a result of the transfer.

No Listing

There is no established public trading market for the Common Warrants and Calxyt does not expect a market to develop. In addition, Calxyt does not intend to apply for listing of the Common Warrants on any securities exchange or trading system. Without an active market, the liquidity of the Common Warrants will be limited.

Rights as Stockholder

Except as otherwise provided or by virtue of such holder’s ownership of shares of Calyxt’s common stock, the holder of a Common Warrant, solely in such holder’s capacity as a holder of a Common Warrant, will not be entitled to vote, to receive dividends, or to any of the other rights of Calyxt’s stockholders.

Fundamental Transactions

In the event Calyxt (or Calyxt and all of its subsidiaries, taken as a whole) effects certain mergers, consolidations, sales of substantially all of its assets, tender or exchange offers, reclassifications or share exchanges in which its common stock is effectively converted into or exchanged for other securities, cash or property, Calyxt consummates a business combination in which another person acquires 50% of the outstanding shares of its common stock, or any person or group becomes the beneficial owner of 50% of the aggregate ordinary voting power represented by Calyxt’s issued and outstanding common stock, then, upon any subsequent exercise of the Common Warrants, the holders of the Common Warrants will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon exercise of the Common Warrants. Additionally, as more fully described in the Common Warrants, in the event of certain fundamental transactions, the holders of the Common Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Common Warrants on the date of the consummation of such fundamental transaction.

Amendments and Waivers

The provisions of each Common Warrant may be modified or amended or the provisions thereof waived with the written consent of Calxyt and the holder.

No Fractional Shares

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Common Warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, Calyxt shall or shall cause, at Calyxt’s option, the payment of a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price of the Common Warrant per whole share or round such fractional share up to the nearest whole share.

Pre-Funded Warrants

The following is a summary of the material terms and provisions of the Pre-Funded Warrants pursuant which shares of common stock may be issued under this prospectus supplement upon the exercise thereof. This summary is subject to and qualified in its entirety by the form of Pre-Funded Warrants, which is attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 23, 2022.

General Terms of the Common Warrants

Each Pre-Funded Warrant will have an initial exercise price per share equal to $0.0001. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting Calyxt’s common stock and the exercise price.

Exercisability

The Pre-Funded Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to the Company a duly executed exercise notice accompanied by payment in full for the number of shares of Calyxt’s common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 9.99 percent of the outstanding common stock immediately after exercise (the “Pre-Funded Warrant Beneficial Ownership Limitation”), except that upon at least 61 days’ prior notice from the holder to Calyxt, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Pre-Funded Warrants up to 9.99 percent of the number of shares of Calyxt’s common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants.

Cashless Exercise

If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for issuance of, the shares issuable upon exercise of the Pre-Funded Warrant, the holder may exercise the Pre-Funded Warrant on a cashless basis. When exercised on a cashless basis, a portion of the Pre-Funded Warrant is cancelled in payment of the purchase price payable in respect of the number of shares of Calyxt’s common stock purchasable upon such exercise.

Certain Adjustments

The exercise price and number of shares of common stock issuable upon exercise of the warrants may be proportionally adjusted upon the occurrence of specific events, including stock dividends, stock splits, combinations and certain recapitalizations of Calyxt’s common stock.

Rights Upon Distribution of Assets; Purchase Rights

If Calyxt distributes assets, including cash dividends, any securities (other than a stock dividend of Calyxt Common Stock, described under “—Certain Adjustments”) or other property, to Calyxt’s stockholders, holders of Pre-Funded Warrants shall be entitled to participate in such distribution to the same extent that such holder would have participated had the holder held the number of shares of common stock acquirable upon complete exercise of its warrant. If such distribution would cause such holder to exceed the Pre-Funded Warrant Beneficial Ownership Limitation, the holder will not be entitled to participate in the distribution to such extent that the Pre-Funded Warrant Beneficial Ownership Limitation would be exceeded and the distribution will be held in abeyance for the holder’s benefit until such time or times, if ever, as would not result in the holder exceeding the Pre-Funded Warrant Beneficial Ownership Limitation.

If Calyxt grants, issues or sells pro rata to its stockholders, any options, convertible securities or rights to purchase stock, warrants, securities or other property, the Pre-Funded Warrant holders will be entitled to acquire such purchase rights to the same extent such holder would have acquired had the holder held the number of shares of common stock acquirable upon complete exercise of its warrant. If such right to participate in any such purchase rights would cause such holder to exceed the Pre-Funded Warrant Beneficial Ownership Limitation, then the holder will not be entitled to participate in such purchase right to such extent that the Pre-Funded Warrant Beneficial Ownership Limitation would be exceeded such purchase right, to the extent necessary to prevent such occurrence, will be held in abeyance for the holder’s benefit until such time or times, if ever, as would not result in the holder exceeding the Pre-Funded Warrant Beneficial Ownership Limitation.

Transferability

Subject to applicable laws and restrictions, a holder may transfer a Pre-Funded Warrant upon surrender of the Pre-Funded Warrant to Calyxt with a duly executed assignment in the form attached to the Pre-Funded Warrant. The transferring holder will be responsible for any tax that liability that may arise as a result of the transfer.

No Listing

There is no established public trading market for the Pre-Funded Warrants and Calxyt does not expect a market to develop. In addition, Calxyt does not intend to apply for listing of the Pre-Funded Warrants on any securities exchange or trading system. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

Rights as a Stockholder

Except as otherwise provided in the Pre-Funded Warrant or by virtue of a holder’s ownership of shares of our common stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of Calyxt’s common stock, including any voting rights, until they exercise their Pre-Funded Warrants.

Fundamental Transactions

In the event Calyxt effects certain mergers, consolidations, sales of substantially all of the Company’s assets, tender or exchange offers, reclassifications or share exchanges in which Calyxt’s common stock is effectively converted into or exchanged for other securities, cash or property, Calxyt consummates a business combination in which another person acquires 50% of the outstanding shares of Calyxt’s common stock, or any person or group becomes the beneficial owner of 50% of the aggregate ordinary voting power represented by Calyxt’s issued and outstanding common stock, then, upon any subsequent exercise of the Pre-Funded Warrants, the holders of the Pre-Funded Warrants will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon exercise of the Pre-Funded Warrants.

Amendments and Waivers

The provisions of each Pre-Funded Warrant may be modified or amended or the provisions thereof waived with the written consent of Calyxt and the holder.

No Fractional Shares

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Pre-Funded Warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, Calyxt shall or shall cause, at Calyxt’s option, the payment of a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price of the Pre-Funded Warrant per whole share or round such fractional share up to the nearest whole share.

DILUTION

If you purchase shares of Calyxt’s common stock upon the exercise of your Pre-Funded Warrants, your ownership interest would be diluted to the extent of the difference between the exercise price per share and the net tangible book value per share of Calyxt’s common stock immediately after giving effect to the exercise of all outstanding Warrants. Investors exercising the Pre-Funded Warrants for cash would not experience immediate dilution because the exercise price of the Pre-Funded Warrants is $0.0001 per share, which is less than the net tangible book value per share of Calyxt’s common stock immediately after giving effect to the exercise of all outstanding Warrants.

Conversely, if you purchase shares of Calyxt’s common stock upon the exercise of your Common Warrant, you will experience immediate and substantial dilution to the extent of the difference between the exercise price per share and the adjusted net tangible book value per share of Calyxt’s common stock as of December 31, 2021, as adjusted to give effect to the exercise of all outstanding Warrants.

Calyxt’s net tangible book value as of December 31, 2021, was $14,132,000 million, or $0.36 per share of common stock. Net tangible book value per share is determined by dividing Calyxt’s total tangible assets, less total liabilities, by the number of shares of Calyxt’s common stock outstanding as of December 31, 2021. Dilution with respect to net tangible book value per share represents the difference between the Common Warrant exercise price per share paid by purchasers exercising Common Warrants and the net tangible book value per share of Calyxt’s common stock immediately after giving effect to the exercise of all outstanding Warrants.

After giving effect to the exercise of all outstanding Warrants, Calyxt’s as adjusted net tangible book value as of December 31, 2021 would have been approximately $25,073,988 million, or $0.50 per share of common stock. This represents an immediate increase in net tangible book value of $0.13 per share to existing stockholders and immediate dilution of $0.91 per share to new investors exercising Common Warrants. The following table illustrates this dilution on a per share basis:

Common Warrant exercise price per share		$1.41
Net tangible book value per share as of December 31, 2021	$0.36
Increase in net tangible book value per share attributable to this offering	0.13

As adjusted net tangible book value per share as of December 31, 2021, after giving effect to the exercise of all outstanding Warrants		0.50

Dilution per share to investors exercising Common Warrants		$0.91

The number of shares of common stock to be outstanding after this offering is based on 38,773,994 shares outstanding as of December 31, 2021, and excludes as of that date:

•	4,658,405 shares of common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $9.47 per share;

•	598,000 shares of common stock issuable upon the vesting and settlement of restricted stock units outstanding;

•	745,000 shares of common stock issuable upon the vesting and settlement of performance stock units outstanding; and

•	5,642,247 shares of common stock reserved for future issuance under Calyxt’s 2017 Omnibus Plan.

The above illustration of dilution per share to investors exercising outstanding Warrants assumes no further exercise of outstanding options and no further issuance of shares upon vesting of outstanding restricted stock units or performance units. To the extent that any outstanding options are exercised or other shares are issued upon vesting of outstanding awards or otherwise, there will be further dilution to new investors. In addition, Calyxt may choose to raise additional capital. To the extent that Calyxt raises additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to Calyxt’s stockholders.

PLAN OF DISTRIBUTION

The common stock referenced on the cover page of this prospectus supplement will be offered solely by Calyxt and will be issued and sold upon the exercise of the Warrants described herein (including shares that may be issued to the holder in lieu of fractional shares). For the holders of Warrants to exercise the Warrants, the shares issuable upon exercise must either be registered under the Securities Act or exempt from registration. If a registration statement registering the issuance of the shares of common stock underlying the Warrants under the Securities Act is not effective or available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Warrant. No fractional shares of common stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, Calyxt will, at its discretion, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Subject to the limitations, assumptions and qualifications described herein, the following is a summary of certain U.S. federal income tax considerations of the acquisition, ownership and disposition of shares of Calyxt’s common stock issuable upon exercise of the Pre-Funded Warrants and Common Warrants (the “Warrant Shares”). All prospective holders of the Warrant Shares should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the acquisition, ownership and disposition of the Warrant Shares.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing U.S. Treasury regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service (the “IRS”), and judicial decisions, all as in effect as of the date of this prospectus supplement. These authorities are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to holders described in this discussion. There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and Calyxt has not obtained, nor does it intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a holder of the acquisition, ownership or disposition of the Warrant Shares.

This discussion addresses only Warrant Shares that are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all the U.S. federal income tax consequences that may be relevant to particular holders in light of their individual circumstances, nor does it address any alternative minimum, Medicare contribution, estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes). It does not address holders that are subject to special rules, such as:

•	banks, insurance companies or other financial institutions;

•	tax-exempt organizations or governmental organizations;

•	brokers or dealers in securities;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons who hold Warrant Shares as a position in a hedging transaction, “straddle,” “conversion transaction,” or other risk reduction transaction;

•	persons deemed to sell Warrant Shares under the constructive sale provisions of the Code;

•

entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities such as subchapter S corporations (or investors in such entities or arrangements);

•	regulated investment companies or real estate investment trusts;

•	controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

•	U.S. expatriates and former citizens or former long-term residents of the United States; or

•	holders that acquire Warrant Shares through the exercise of an employee stock option or otherwise as compensation or through a tax-qualified retirement plan.

If a holder is a partnership or other pass-through entity (including an entity or arrangement treated as a partnership or other type of pass-through entity for U.S. federal income tax purposes), the U.S. federal income tax treatment of a partner or beneficial owner will generally depend on the status of such partner or beneficial owner and the entity’s activities. Partnerships, partners and beneficial owners in partnerships or other pass-through entities that own Warrant Shares should consult their tax advisors as to the particular U.S. federal income tax considerations applicable to the acquisition, ownership and disposition of the Offered Securities.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Warrant Shares that does not own, and has not owned, actually or constructively, more than 5% of Calyxt’s common stock and that, for U.S. federal income tax purposes, is:

•	an individual that is a citizen or resident of the United States;

•	a corporation, or an entity treated as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•

a trust that (1) is subject to (A) the primary supervision of a court within the United States and (B) the authority of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

As used herein, the term “Non-U.S. Holder” means a beneficial owner, other than an entity treated as a partnership for U.S. federal income tax purposes, of Warrant Shares that does not own, and has not owned, actually or constructively, more than 5% of Calyxt’s common stock and that is for U.S. federal income tax purposes not a U.S. Holder.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE WARRANT SHARES.

Tax Considerations Applicable to U.S. Holders

Exercise of Pre-Funded Warrants

Although it is not entirely free from doubt, a Pre-Funded Warrant should be treated as a share of common stock of Calyxt for U.S. federal income tax purposes. Accordingly, a U.S. Holder will not be required to recognize income, gain or loss upon exercise of a Pre-Funded Warrant, except with respect to cash, if any, received in lieu of a fractional share. Upon exercise, the holding period of a Pre-Funded Warrant should carry over to the Warrant Share received. Similarly, the tax basis of the Pre-Funded Warrant should carry over to the Warrant Share received upon exercise increased by the exercise price of $0.0001 and reduced by any portion of the basis allocable to a fractional share for which cash was received. U.S. Holders should consult their tax advisors regarding the tax treatment of Pre-Funded Warrants. The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

Exercise of Common Warrants

In general, a U.S. Holder will not be required to recognize income, gain or loss upon exercise of a Common Warrant for its exercise price, except with respect to cash, if any, received in lieu of a fractional share. A U.S. Holder’s tax basis in Warrant Shares received upon exercise of Common Warrants will be equal to the sum of

(i) the U.S. Holder’s tax basis in the Common Warrants exchanged therefor and (ii) the exercise price of such Common Warrants, reduced by (iii) any portion of the basis allocable to a fractional share for which case was received. A U.S. Holder’s holding period in the Warrant Shares received upon exercise will commence on the day after such U.S. Holder exercises the Common Warrants. Although there is no direct legal authority as to the U.S. federal income tax treatment of an exercise of a warrant on a cashless basis, Calyxt intends to take the position that such exercise will not be taxable, either because the exercise is not a gain realization event or because it qualifies as a tax-free recapitalization. In the former case, the holding period of Warrant Shares received upon exercise of Common Warrants should commence on the day after the Common Warrants are exercised. In the latter case, the holding period of the Warrant Shares received upon exercise of Common Warrants would include the holding period of the exercised Common Warrants. However, Calyxt’s position is not binding on the IRS and the IRS may treat a cashless exercise of a Common Warrant as a taxable exchange. U.S. Holders are urged to consult their tax advisors as to the consequences of an exercise of a Common Warrant on a cashless basis, including with respect to their holding period and tax basis in the Warrant Shares received.

Distributions on Warrant Shares

Calyxt does not anticipate declaring or paying any cash dividends to holders of Calyxt’s common stock in the foreseeable future. If Calyxt makes distributions of cash or other property on the Warrant Shares (other than certain distributions of stock), such distributions will constitute dividends to the extent paid out of Calyxt’s current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Dividends received by a corporate U.S. Holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. Holders, including individuals, are generally taxed at the lower applicable capital gains rate provided certain holding period and other requirements are satisfied. Distributions in excess of Calyxt’s current and accumulated earnings and profits will constitute a return of capital and first be applied against and reduce a U.S. Holder’s adjusted tax basis in its Warrant Shares, as applicable, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition of the Warrant Shares.”

Sale or Other Taxable Disposition of the Warrant Shares

Upon the sale, exchange or other taxable disposition of the Warrant Shares, a U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of any property received upon the sale, exchange or other taxable disposition and such U.S. Holder’s adjusted tax basis in the Warrant Shares. This capital gain or loss will be long term capital gain or loss if the U.S. Holder’s holding period in such Warrant Shares is more than one year at the time of the sale, exchange or other taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations.

Backup Withholding and Information Reporting

In general, backup withholding and information reporting requirements may apply to payments on the Warrant Shares and to the receipt of proceeds on the sale, exchange or other taxable disposition of the Warrant Shares. Backup withholding (currently at a rate of 24 percent) may apply if a U.S. Holder fails to furnish its taxpayer identification number, a U.S. Holder fails to certify under penalties of perjury that such taxpayer identification number is correct and that such U.S. Holder is not subject to backup withholding (generally on a properly completed and duly executed IRS Form W-9), the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends, or such U.S. Holder otherwise fails to comply with the applicable requirements of the backup withholding rules.

Certain U.S. Holders generally are not subject to backup withholding and information reporting requirements, provided that their exemptions from backup withholding and information reporting are properly established. Backup withholding is not an additional tax. Any amounts withheld from a payment to a U.S. Holder under the backup withholding rules generally will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided the required information is furnished to the IRS in a timely manner. U.S. Holders should consult their tax advisors regarding the application of backup withholding, the availability of an exemption from backup withholding, and the procedure for obtaining such an exemption, if available.

Tax Considerations Applicable to Non-U.S. Holders

Exercise of Pre-Funded Warrants and Common Warrants

A Non-U.S. Holder generally will not recognize gain or loss on the exercise of a Pre-Funded Warrant or a Common Warrant and the related receipt of Warrant Shares. However, as described above under “—Tax Considerations Applicable to U.S. Holders—Sale or Other Disposition or Exercise of Common Warrants,” it is possible that a cashless exercise of a Common Warrant could be treated as a taxable exchange. Non-U.S. Holders are urged to consult their tax advisors as to the consequences of an exercise of a Common Warrant on a cashless basis.

Distributions on Warrant Shares

As mentioned above, Calyxt does not anticipate declaring or paying any cash dividends to holders of Calyxt’s common stock in the foreseeable future. However, distributions of cash or other property (other than certain distributions of stock) on the Warrant Shares will constitute dividends to the extent paid out of Calyxt’s current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Distributions in excess of Calyxt’s current and accumulated earnings and profits will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be subject to the treatment as described below under “— Gain on Sale or Other Taxable Disposition of the Warrant Shares”.

Dividends paid to a Non-U.S. Holder that are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States generally will be subject to withholding tax at a 30-percent rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, the Non-U.S. Holder will be required to provide Calyxt or Calyxt’s paying agent with a properly executed applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or appropriate successor form), as applicable, certifying under penalties of perjury that the Non-U.S. Holder is not a United States person and is eligible for the benefits under the applicable tax treaty. These forms may need to be periodically updated. If a Non-U.S. Holder holds the Warrant Shares through a financial institution or other intermediary, the Non-U.S. Holder generally will be required to provide the appropriate documentation to the financial institution or other intermediary. A Non-U.S. Holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty who fails to timely provide an IRS Form W-8BEN or W-8BEN-E, as applicable, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim with the IRS.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will generally be taxed on the dividends in the same manner as a U.S. Holder. In this case, the Non-U.S. Holder will be exempt from the withholding tax discussed in the preceding paragraph, although the Non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI (or appropriate successor form) in order to claim an exemption from withholding. Such effectively connected dividends, although not subject to U.S. federal withholding tax, are subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates generally applicable to Non-U.S. Holders. Dividends received by a corporate Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States) may be subject to an additional branch profits tax at a 30-percent rate (or such lower rate as may be specified by an applicable income tax treaty). Non-U.S. Holders should consult their tax advisors with respect to other U.S. tax consequences of the acquisition, ownership and disposition of the Warrant Shares, including the possible imposition of the branch profits tax.

Gain on Sale or Other Taxable Disposition of Warrant Shares

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—FATCA,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale, exchange or other taxable disposition of the Warrant Shares unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States),

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•

Calyxt is or has been a “United States real property holding corporation,” as defined in the Code, at any time within the five-year period ending on the date of disposition or the Non-U.S. Holder’s holding period, whichever period is shorter, and the Non-U.S. Holder is not eligible for an exemption under an applicable income tax treaty.

Calyxt believes that it is not, and does not anticipate becoming, a United States real property holding corporation. Even if Calyxt is or has been a United States real property holding corporation during the specified testing period, as long as Calyxt’s common stock is regularly traded on an established securities market (such as the Nasdaq Global Market) at any time during the calendar year in which the disposition occurs, a Non-U.S. Holder will not be subject to U.S. federal income tax on the disposition of Warrant Shares if the Non-U.S. Holder does not own or has not owned (actually or constructively) more than 5% of Calyxt’s common stock at any time during the shorter of the two periods mentioned above. Non-U.S. Holders should consult their tax advisors regarding the application of this regularly traded exception.

In addition, although a 15% withholding tax generally applies to gross proceeds from the sale or other taxable disposition of the stock of or certain other interests in a United States real property holding company, such 15% withholding tax generally will not apply to the disposition of Warrant Shares so long as Calyxt’s common stock is regularly traded on an established securities market.

If a Non-U.S. Holder recognizes gain on a sale, exchange or other disposition of the Warrant Shares that is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will generally be subject to U.S. federal income tax at the regular graduated U.S. federal income tax rates generally applicable to a United States person. If the Non-U.S. Holder is a corporation, the Non-U.S. Holder may also be subject to the branch profits tax at a 30-percent rate or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. Holders should consult their tax advisors with respect to other U.S. tax consequences of the acquisition, ownership and disposition of the Warrant Shares, including the possible imposition of the branch profits tax.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends on the Warrant Shares. Copies of the information returns reporting those dividends and withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement. Unless a Non-U.S. Holder complies with certification procedures to establish that the Non-U.S. Holder is not a United States person, information returns may also be filed with the IRS in connection with the proceeds from a sale, exchange or other disposition of the Warrant Shares to or through the U.S. office (and, in certain cases, the foreign office) of a broker.

A Non-U.S. Holder may be subject to backup withholding (currently at a rate of 24 percent) on payments on the Warrant Shares or on the proceeds from a sale, exchange or other disposition of the Warrant Shares unless the Non-U.S. Holder complies with certification procedures to establish that the Non-U.S. Holder is not a United States person or otherwise establishes an exemption. Compliance with the certification procedures required to claim a reduced rate of withholding under a treaty (including properly certifying non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate version of IRS Form W-8 (or appropriate successor form)) generally will satisfy the certification requirements necessary to avoid backup withholding as well. Notwithstanding the foregoing, U.S. federal backup withholding may apply if the payor has actual knowledge, or reason to know, that a holder is a United States person.

Backup withholding is not an additional tax. Any amounts withheld from a payment to a Non-U.S. Holder under the backup withholding rules generally will be allowed as a credit against such Non-U.S. Holder’s U.S. federal income tax liability and may entitle such Non-U.S. Holder to a refund, provided the required information is furnished to the IRS in a timely manner. Non-U.S. Holders are urged to consult their tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

FATCA

Provisions of the Code commonly referred to as “FATCA” require withholding of 30 percent on payments of dividends on the Warrant Shares, as well as payments of gross proceeds of dispositions of the Warrant Shares, to a “foreign financial institution” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by United States persons of interests in or accounts with those entities) have been satisfied or an exemption applies. However, the IRS has issued proposed Treasury regulations that eliminate FATCA withholding on payments of gross proceeds (but not on payments of dividends). Pursuant to the preamble to the proposed Treasury regulations, any applicable withholding agent may (but is not required to) rely on this proposed change to FATCA withholding until final Treasury regulations are issued or the proposed Treasury regulations are withdrawn. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally may obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Non-U.S. Holders should consult their tax advisors regarding the effects of FATCA on their investments in the Warrant Shares.

Calyxt will not pay any additional amounts to Non-U.S. Holders with respect to any amounts withheld, including pursuant to FATCA.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF THE WARRANT SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

LEGAL MATTERS

Jones Day, New York, New York, has passed upon the validity of the common stock offered hereby.

EXPERTS

The financial statements of Calyxt, Inc. appearing in Calyxt’s Annual Report (Form 10-K) for the year ended December 31, 2021 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements to the extent covered by consents filed with the SEC given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Calyxt has filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered hereby. This prospectus supplement and accompanying prospectus are part of the registration statement on Form S-3 Calyxt filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement to any of Calyxt’s contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement or other document. For further information about Calyxt and the common stock offered hereby, the Company refers you to the registration statement and the exhibits filed with the registration statement.

Calyxt is subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, is required to file periodic reports, proxy statements and other information with the SEC. You can read Calyxt’s SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.

Calyxt makes available free of charge, on or through the investor relations section of Calyxt’s website, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after the Company electronically files such material with, or furnishes it to, the SEC. The information found on Calyxt’s website, www.calyxt.com, other than as specifically incorporated by reference in this prospectus supplement, is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows Calyxt to incorporate by reference much of the information the Company files with them. This allows Calyxt to disclose important information to you by referring those publicly filed documents. The information that Calyxt incorporates by reference in this prospectus supplement is considered to be part of this prospectus supplement. Because Calyxt is incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that Calyxt incorporates by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below (File No. 001-38161) and any future filings the Company makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the year ended December 31, 2021 (including the information in Part III incorporated therein by reference from Calyxt’s Definitive Proxy Statement on Schedule 14A);

•	Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on February 18, 2022 (solely with respect to Item 8.01), February 23, 2022, March 28, 2021; and

•

the description of Calyxt’s common stock contained in the Registration Statement on Form 8-A filed on July 20, 2017, including any amendment or report filed for the purpose of updating such description.

Calyxt also incorporates by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus supplement is a part and prior to effectiveness of such registration statement, until Calyxt files a post-effective amendment that indicates the termination of the offering of the shares of Calyxt’s common stock made by this prospectus supplement and will become a part of this prospectus supplement from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document Calyxt previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

PROSPECTUS

$200,000,000

CALYXT, INC.

Common Stock

Preferred Stock

Warrants

Subscription Rights

Units

Debt Securities

We may offer and sell from time to time in one or more offerings shares of our common stock, shares of our preferred stock, warrants, subscription rights, units or debt securities for an aggregate offering price of  $200,000,000. Any of these securities may be offered separately or in combination at prices and on other terms to be determined at the time of the offering.

Each time we offer any securities pursuant to this prospectus, we will provide a prospectus supplement that will provide the specific terms of the securities to the extent those terms are not described in this prospectus or are different from the terms described in this prospectus. The prospectus supplements may also add to, update or change information contained in this prospectus. In addition, we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference into this prospectus. You should read this prospectus, any applicable prospectus supplements and any documents incorporated by reference carefully before you invest.

We may offer these securities directly to investors, through agents, underwriters or dealers, or through a combination of these methods. Each applicable prospectus supplement will provide the terms of the plan of distribution relating to the specific offering. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable commissions or discounts.

Our common stock is listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “CLXT.” On September 13, 2019, the closing sale price of our common stock on Nasdaq was $7.71 per share.

Investing in our securities involves risks. See “Risk Factors” on page 4 and any risk factors included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 16, 2019.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering. This prospectus and the documents we incorporate by reference into this prospectus provide you with a general description of the securities under this shelf registration statement. In connection with a specific offering, we may provide a prospectus supplement and may also provide you with a free writing prospectus that will contain specific information about the terms of that offering. The prospectus supplement or free writing prospectus, if any, may also add to, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus, any applicable accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find Additional Information” in this prospectus.

We have not authorized any other person to provide you with any information different than that contained or incorporated by reference in this prospectus and any applicable accompanying prospectus supplement or free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it as having been authorized by us. We are not making offers to sell the securities and are not soliciting offers to buy the securities in any jurisdiction where an offer or solicitation is not permitted. The information in this prospectus is accurate only as of the date on the front cover. You should not assume that the information contained in this prospectus, including any information incorporated in this prospectus by reference, any applicable accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of these documents. Our business, financial condition, results of operations and prospects may have changed since such date. Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.

When we use the terms “we,” “us,” the “Company,” or “our” in this report, unless the context otherwise requires, we are referring to Calyxt, Inc. When we use the term “Cellectis” we are referring to Cellectis S.A., our majority stockholder.

We own the name and trademark, Calyxt® and Calyno™; we also own or license other trademarks, trade names and service marks of Calyxt appearing in this this prospectus and any prospectus supplement or free writing prospectus. The name and trademark, “Cellectis®” and “TALEN®”, and other trademarks, trade names and service marks of Cellectis appearing in this prospectus and any prospectus supplement or free writing prospectus are the property of Cellectis. This prospectus, any prospectus supplement and any free writing prospectus may also contain additional trade names, trademarks and service marks belonging to other companies. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

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SUMMARY

Our Company

We are a healthy food ingredient company. We leverage proprietary intellectual property, our technical expertise, and an end-to-end supply chain toward our mission of “Making the Food You Love a Healthier Choice™”.

Using our proprietary technologies and expertise, including TALEN gene-editing technology exclusively licensed to us in the field of agriculture, we develop food crops with targeted traits quickly and more cost effectively than traditional methods. Our technologies enable precise cuts to DNA in a single plant cell. This allows us to use the plant’s natural repair machinery to make our desired genome edit and regenerate the single cell into a full plant that includes this gene edit. We believe that we can identify a consumer need and develop a product from “concept to fork” in cycles as short as six years by utilizing these proprietary technologies.

We believe that we are well-positioned to address consumer preferences that are evolving to demand healthier, more nutritionally rich foods. To bring our consumer-centric products to the marketplace, we intend to repurpose and leverage existing supply chain capacity by contracting, tolling or partnering with players in the existing supply chain, such as seed production companies, seed distributors, farmers, crushers, millers, and refiners. We expect this will allow us to apply our resources to maximizing innovation and product development while minimizing our capital expenditures and overhead. We intend to strategically out-license our intellectual property to maximize our market opportunity.

Our first commercial products are oil and meal derived from a High Oleic Soybean designed to produce a healthier oil that has increased heat stability with zero grams of trans fat per serving. We completed our first sales of our High Oleic Soybean Oil and High Oleic Soybean Meal in the first quarter of 2019. Among our other product candidates are other soybean products and a High Fiber Wheat.

Our current commercial focus is North America. This may expand over time to other geographies, subject to customer demand and regulatory requirements, among other factors. We also intend to explore the ability to add value through our existing product candidates once they are commercialized by combining traits in the same crop, which may allow us to deliver products with additional benefits without adding significant cost.

Relationship with Cellectis

Prior to our initial public offering (“IPO”) on July 25, 2017, we were a wholly-owned subsidiary of Cellectis S.A. As of June 30, 2019, Cellectis owned approximately 69.1% of our outstanding common stock. In connection with the IPO, we and Cellectis entered into certain agreements that relate to our relationship with Cellectis and provide a framework for our ongoing relationship with Cellectis. These agreements include a management services agreement, pursuant to which Cellectis provides certain support functions on a centralized basis and allocates a portion of the expense to us; a Stockholders Agreement, (as defined below), which provides Cellectis with certain contractual rights as long as it maintains threshold beneficial ownership levels in our shares; and a license agreement, pursuant to which we hold an exclusive, worldwide license in plants to key intellectual property owned by Cellectis.

Corporate Information

Calyxt was incorporated in the State of Delaware in 2010. Our corporate headquarters is located at 2800 Mount Ridge Road, Roseville, Minnesota 55113 and our phone number is (651) 683-2807. Our filings with the SEC are posted on out corporate website at www.calyxt.com. The information contained in, or accessible through, our corporate website does not constitute part of this prospectus.

Our common stock is listed on the Nasdaq Global Market under the symbol “CLXT.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein contain “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We have made these forward-looking statements in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are based on our current assumptions and expectations, are subject to risks and uncertainties. Forward-looking statements in this report may include statements about our future financial performance, product pipeline and development, commercialization efforts, and growth strategies. These statements are only predictions based on our current expectations and projections about future events. Our actual results could be materially different that those expressed, implied or anticipated by the forward-looking statements.

There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including, without limitation, factors relating to:

•	Our limited operating history;

•	The challenges associated with achieving operating scale following the launch of our initial commercial product;

•	Our incurrence of losses since our inception and the likelihood that we will continue to incur losses for the foreseeable future;

•	Significant competition from competitors with substantially greater resources than us;

•	Evolving regulatory requirements within and outside of the United States;

•	Government policies and regulations affecting the agricultural sector and related industries;

•	Commodity prices and other market risks facing the agricultural sector;

•	Our reliance on gene-editing technologies that may become obsolete in the future;

•	Our product development efforts, which use complex integrated technology platforms and require substantial time and resources;

•	Our success in obtaining or maintaining necessary rights to product components and processes for our development pipeline through acquisitions and in-licenses;

•	Our need to raise additional funding and the availability of additional capital or capital on acceptable terms;

•	Our reliance on third parties in connection with our field trials and research services;

•	Our growing experience with the commercialization of product candidates;

•	The recognition of value in our products by farmers and food processors, and the ability of farmers and food processors to work effectively with our crops;

•	Our ability to secure third-party contractors necessary for the development and commercial launch of our products;

•	Our reliance on contractual counterparties;

•	Public perceptions of biotechnology; genetically engineered products; and ethical, legal, environmental, health and social concerns;

•	Our ability to accurately forecast demand for our products;

•	The needs of food manufacturers and the recognition of shifting consumer preferences;

•	Adverse natural conditions and the highly seasonal and weather-sensitive nature of our business;

•	Our exposure to product liability claims;

•	The geographic concentration of our business activities;

•	Our ability to use net operating losses to offset future taxable income;

•	The adequacy of our patents and patent applications;

•	Our licensing of intellectual property from Cellectis and reliance on Cellectis to prosecute, maintain, defend or enforce such intellectual property;

•	Uncertainty relating to our patent positions that involve complex scientific, legal and factual analysis;

•	The limited lifespan of our patents and limitations in intellectual property protection in some countries outside the United States;

•	Developments in patent and other intellectual property law;

•	Our ability to identify relevant third-party patents and to interpret the relevance, scope and expiration of third-party patents;

•	Potential assertions of infringement, misappropriation or other violations of intellectual property rights, including licensing agreements;

•	Loss or damage to our germplasm libraries and our ability to access and maintain competitive germplasm libraries;

•	Our ability to attract and retain senior management and key employees;

•	Our relationship with Cellectis, our majority stockholder, and its ability to control the direction of our business;

•	Our being a “controlled company” and, as a result, qualifying for, and intending to rely on, exemptions from certain corporate governance requirements;

•	Our status as an emerging growth company; and

•	Those factors discussed under the caption “Risk Factors” in our periodic filings with the SEC.

While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Any of these factors, in whole or in part, could materially and adversely affect our business, financial condition, results of operations and the price of our common stock.

Any forward-looking statement made by us in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein is based only on information currently available to us and speaks only as of the date of this prospectus, such prospectus supplement or such incorporated document, as the case may be. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements after the date of the document in which such statement appears, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the risks and uncertainties described in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein, including the risks and uncertainties described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as updated by the annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. The risks and uncertainties described in this prospectus and the documents incorporated by reference herein are not the only risks we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. For more information, see “Where You Can Find Additional Information.”

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement prepared in connection with an offering of securities pursuant to this prospectus, the net proceeds from the sale of any securities described in this prospectus will be used for general corporate purposes. General corporate purposes may include financing research and development; funding personnel and infrastructure enhancements; repayment, repurchase or redemption of debt; repurchases of other securities; acquisitions; additions to working capital; capital expenditures and investments. Accordingly, we will have significant discretion over the use of any net proceeds. We may provide additional or updated information on the use of net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

DESCRIPTION OF CAPITAL STOCK

Below is a description of the material terms and provisions of our amended and restated certificate of incorporation, which we refer to as our Certificate of Incorporation, and our amended and restated bylaws, as amended, which we refer to as our By-laws, as well as relevant terms and provisions of our indemnification agreements for directors and officers and Delaware law affecting the rights of our stockholders. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Certificate of Incorporation, By-laws and such indemnification agreements. Copies of our Certificate of Incorporation, By-laws and indemnification agreements have been filed with the SEC and are incorporated by reference into the registration statement of which this prospectus forms a part.

General

Our authorized capital stock consists of:

•	275,000,000 shares of common stock, par value $0.0001 per share; and

•	50,000,000 shares of preferred stock, par value $0.0001 per share.

As of September 16, 2019, there were 32,867,413 shares of common stock outstanding, of which 22,713,175 were held by Cellectis. At that date, there were no shares of preferred stock outstanding.

Common Stock

Voting Rights. The holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of our common stock do not have cumulative voting rights in the election of directors. Accordingly, the holders of a majority of the voting power of our common stock could, if they so choose, elect all the directors.

Dividend Rights. Holders of common stock are entitled to receive dividends if, as and when declared by our Board of Directors, out of our legally available assets, in cash, property or shares of our capital stock, after payments of dividends required to be paid on outstanding preferred stock, if any.

Distributions in Connection with Mergers or Other Business Combinations. Upon a merger, consolidation or substantially similar transaction, holders of common stock will be entitled to receive equal per share payments or distributions.

Liquidation Rights. Upon our liquidation, dissolution or winding up, any business combination or a sale or disposition of all or substantially all of our assets, the assets legally available for distribution to our stockholders will be distributable ratably among the holders of the common stock, subject to prior satisfaction of all outstanding debts and other liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding preferred stock.

Stockholders Agreement. In connection with our IPO, we entered into a stockholders agreement dated July 25, 2017 with Cellectis (as amended from time to time, the “Stockholders Agreement”), pursuant to which Cellectis has certain rights so long as it beneficially owns at least 15% of the then-outstanding shares of our common stock, as described in “Certain Relationships and Related Party Transactions, and Director Independence—Relationship with Cellectis—Stockholders Agreement” in our definitive proxy statement, incorporated by reference herein.

Other Matters. Our Certificate of Incorporation does not entitle holders of our common stock to preemptive rights. No redemption or sinking fund provisions apply to our common stock. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of any series of preferred stock that we may designate in the future.

Preferred Stock

Our Certificate of Incorporation authorizes our Board of Directors, without further action by the stockholders (unless so required by applicable law or Nasdaq listing standards), to issue preferred stock in one or more series, to increase or decrease the number of shares of any series subsequent to the issuance of that series, but not below the number of shares of such series then outstanding, and to determine the preferences, limitations and rights of any shares of preferred stock that we choose to issue, without vote or action by the stockholders.

We will fix the designations, powers, preferences and relative, participating, optional or other rights, if any, of the preferred stock of each such series, as well as any qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that sets forth the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. If we offer preferred stock, the terms of the particular series of preferred stock will be described in the applicable prospectus supplement. This description will include (to the extent applicable):

•	the designation of the applicable series number of shares of such series we are offering;

•	the purchase price;

•	the liquidation preference per share;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into other securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The Delaware General Corporation Law (the “DGCL”) provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our Certificate of Incorporation if the amendment would change the par value, the number of authorized shares of the class or the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Delaware Anti-Takeover Law and Provisions of our Charter and our Bylaws

The following provisions may make a change in control of our business more difficult and could delay, defer or prevent a tender offer or other takeover attempt that a stockholder might consider to be in its best interest, including takeover attempts that might result in the payment of a premium to stockholders over the market price for their shares. These provisions also may promote the continuity of our management by making it more difficult for a person to remove or change the incumbent members of our Board of Directors.

Authorized but Unissued Shares; Undesignated Preferred Stock. The authorized but unissued shares of our common stock will be available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans. In addition, our Board of Directors may authorize, without stockholder approval, the issuance of undesignated preferred stock with voting rights or other rights or preferences designated from time to time by our Board of Directors. The existence of authorized but unissued shares of common stock or preferred stock may enable our Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Election and Removal of Directors. Our Board of Directors consists of not less than five nor more than eleven directors, excluding any directors elected by holders of preferred stock pursuant to provisions of any applicable series of preferred stock entitling the holders thereof to separately elect directors. The exact number of directors will be fixed from time to time by resolution of our Board of Directors. As of the date of this prospectus, our Board of Directors has seven members.

Pursuant to the Stockholders Agreement, Cellectis has the right to nominate the greater of three directors or a majority of directors to our Board of Directors so long as it continues to own at least 15% of our then-outstanding shares of our common stock.

At any time after Cellectis beneficially owns less than 50% of our then outstanding common stock, our Certificate of Incorporation provides that directors may be removed only for cause and only by the affirmative vote of holders of a majority of our then outstanding stock. Prior to such time, directors may be removed with or without cause.

Classified Board of Directors. Our Board of Directors currently is not classified. However, our Certificate of Incorporation and our By-laws provide that our Board of Directors will be classified with approximately one-third of the directors elected each year at such time as Cellectis no longer holds at least 50% of our then outstanding common stock. The number of directors will be fixed from time to time by a majority of the total number of directors that we would have at the time such number is fixed if there were no vacancies. The directors will be divided into three classes, designated class I, class II and class III. Each class will consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term and until their successors are duly elected and qualified. In addition, if the number of directors is changed, any increase or decrease will be apportioned by our Board of Directors among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class or from the removal from office, death, disability, resignation or disqualification of a director or other cause will hold office for a term that will coincide with the remaining term of that class, but in no case will a decrease in the number of directors have the effect of removing or shortening the term of any incumbent director.

Director Vacancies. Our Certificate of Incorporation authorizes only our Board of Directors to fill vacant directorships.

No Cumulative Voting. Our Certificate of Incorporation provides that stockholders do not have the right to cumulate votes in the election of directors.

Special Meetings of Stockholders. At any time after Cellectis beneficially owns less than 50% of our then outstanding common stock, our By-laws and our Certificate of Incorporation provide that special meetings of our stockholders may only be called by the Board of Directors. Prior to such time, a special meeting may also be called by the secretary of the Company at the request of stockholders holding a majority of the outstanding shares entitled to vote.

Advance Notice Procedures for Director Nominations. Our By-laws establish advance notice procedures for stockholders seeking to nominate candidates for election as directors at an annual or special meeting of stockholders. Although our By-laws do not give the Board of Directors the power to approve or disapprove stockholder nominations of candidates to be elected at an annual meeting, our By-laws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

Action by Written Consent. At any time after Cellectis beneficially owns less than 50% of our then outstanding common stock, our By-laws and our Certificate of Incorporation provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock. Prior to such time, such actions may be taken without a meeting by written consent.

Amending Our Certificate of Incorporation and Bylaws. At any time after Cellectis beneficially owns less than 50% of our then outstanding common stock, our Certificate of Incorporation and By-laws may be amended by the affirmative vote of the holders of at least two-thirds of our common stock. Prior to such time, our Certificate of Incorporation and By-laws may be amended by the affirmative vote of the holders of a majority of the voting power of our common stock.

Exclusive Jurisdiction. Our Certificate of Incorporation provides that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers, or other employees to us or to our stockholders, any action asserting a claim arising pursuant to the DGCL, or any action asserting a claim governed by the internal affairs doctrine. Notwithstanding the foregoing, because the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce duties or liabilities created by the Exchange Act or the rules and regulations thereunder, the exclusive forum provision does not apply to any action arising under the Exchange Act. Although the exclusive forum provision applies, to the extent permitted by law, to Securities Act claims, the Securities Act creates concurrent federal and state jurisdiction over suits brought to enforce duties or liabilities created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce this exclusive forum provision with respect to a Securities Act claim. Neither we nor our stockholders may waive compliance with the federal securities laws or the rules and regulations thereunder.

Business Combinations with Interested Stockholders. Subject to certain exceptions, Section 203 of the DGCL prohibits a public Delaware corporation from engaging in a business combination (as defined in such section) with an “interested stockholder” (defined generally as any person who beneficially owns 15% or more of the outstanding voting stock of such corporation or any person affiliated with such person) for a period of three years following the time that such stockholder became an interested stockholder, unless (i) prior to such time the Board of Directors of such corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of such corporation at the time the transaction commenced (excluding for purposes of determining the voting stock of such corporation outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (A) by persons who are directors and also officers of such corporation and (B) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) at or subsequent to such time the business combination is approved by the Board of Directors of such corporation and authorized at a meeting of stockholders (and not by written consent) by the affirmative vote of at least 66 2/3% of the outstanding voting stock of such corporation not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have expressly elected not to be governed by the “business combination” provisions of Section 203 of the DGCL, until after such time as Cellectis no longer beneficially owns at least 50% of our common stock. At that time, such election shall be automatically withdrawn and we will thereafter be governed by the “business combination” provisions of Section 203 of the DGCL.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our Certificate of Incorporation renounces, to the maximum extent permitted from time to time by Delaware law, any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are our or our subsidiaries’ employees. Our Certificate of Incorporation provides that, to the fullest extent permitted by law, none of Cellectis or any of its affiliates or any director who is not employed by us, or his or her affiliates has any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which we or our subsidiaries now engage or propose to engage or (ii) otherwise competing with us or our subsidiaries. In addition, to the fullest extent permitted by law, in the event that Cellectis or any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or its or his affiliates or for us or our affiliates, such person has no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. Our Certificate of Incorporation does not renounce our interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director of Calyxt. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our Certificate of Incorporation, we have sufficient financial resources to undertake the opportunity and the opportunity would be in line with our business.

Registration Rights

The Stockholders Agreement provides Cellectis with registration rights relating to shares of our common stock held by Cellectis. See “Certain Relationships and Related Party Transactions, and Director Independence—Relationship with Cellectis—Stockholders Agreement” in our definitive proxy statement, incorporated by reference herein.

Indemnification and Limitations on Directors’ Liability

Section 145 of the DGCL grants each Delaware corporation the power to indemnify any person who is or was a director, officer, employee or agent of a corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of serving or having served in any such capacity, if he or she acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may similarly indemnify any such person in actions by or in the right of the corporation if he or she acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that, despite adjudication of liability, but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses which the Delaware Court of Chancery or other court shall deem proper.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation, or an amendment thereto, to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director’s fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for director liability with respect to unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Our Certificate of Incorporation indemnifies our directors and principal officers to the fullest extent permitted by Delaware law and our Certificate of Incorporation also allows our Board of Directors to indemnify other employees. This indemnification extends to the payment of judgments in actions against officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. This indemnification also extends to the payment of attorneys’ fees and expenses of principal officers and directors in suits against them where the officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. This right of indemnification is not exclusive of any right to which the officer or director may be entitled as a matter of law.

Our directors and officers are insured pursuant to a “directors and officers” insurance policy, which provides protection against un-indemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses us for losses incurred by us in response to securities claims involving directors and officers. The policy contains various customary exclusions for policies of this type.

In addition, our board of directors has adopted a policy to enter into an indemnification agreement with each of our directors and officers, which provide for certain advancement and indemnification rights. Each indemnification agreement, provides, subject to certain exceptions, to indemnify and hold harmless the director or officer to the fullest extent permitted by Delaware law.

With respect to any indemnification available to directors affiliated with Cellectis, we have agreed (i) that we are the indemnitor of first resort with respect to any amounts incurred or sustained in connection with such person’s role as a director of Calyxt, (ii) that we will be responsible for, and required to advance, the full amount of such amounts without regard to any rights such person may have, or be pursuing, against Cellectis, and (iii) to irrevocably waives, relinquishes and releases Cellectis from any and all claims for contribution, subrogation or any other recovery in respect of such amounts.

We believe that the limitation of liability and indemnification provisions in our Certificate of Incorporation, By-laws, indemnification agreements and insurance policies are necessary to attract and retain qualified directors and officers. However, these provisions may discourage derivative litigation against directors and officers, even though an action, if successful, might benefit us and other stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required or allowed by these limitations of liability and indemnification provisions.

At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents as to which indemnification is sought from us, nor are we aware of any threatened litigation or proceeding that may result in an indemnification claim.

Listing

Our shares of common stock are listed on the Nasdaq under the symbol “CLXT.”

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our common stock, preferred stock, debt securities or any combination thereof. Each warrant will entitle the holder to purchase for cash the amount of common stock, preferred stock, debt securities or units at the exercise price stated or determinable in a prospectus supplement for the warrants. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.

Unless otherwise specified in the applicable prospectus supplement, holders of warrants will not be entitled to any rights with respect to the securities for which warrants are exercisable prior to the issuance of securities. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. These terms will include some or all of the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants will be separately transferable, if applicable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock, preferred stock, debt securities or any combination thereof. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our common stock, preferred stock or debt securities upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each stockholder;

•	the number of shares and terms of our common stock, preferred stock or debt securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement into which we may enter in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units comprising one or more securities described in this prospectus in any combination (but not securities of third parties) as specified in a related prospectus supplement or a free writing prospectus. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find Additional Information.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•

whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•

if we fail to pay any installment of interest on such series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of, or premium, if any, on such series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement contained in the debt securities of such series or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, of such series of debt securities due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences (including acceleration described in the preceding paragraph), except that such waivers of defaults or events of default regarding payment of principal, premium, if any, or interest, require that we shall have paid or set aside with the trustee sufficient funds to pay all amounts then due and payable otherwise then due and payable otherwise then by acceleration. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

No holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies unless:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request for the trustee to initiate such action or proceeding;

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

On an annual basis, we will provide statements to the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale”;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to our covenants, restrictions, conditions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities that shall become due and payable within one year or are to be called for redemption within one year, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must irrevocably deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series when payments are due on the date of maturity or the date fixed for redemption.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple in excess thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange of any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities, and any claim, controversy or dispute arising under or related to the indenture or the debt securities, will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

PLAN OF DISTRIBUTION

We may sell our securities in any one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	through brokers or dealers;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act, to or through market maker or into an existing trading market, on an exchange or otherwise;

•	directly by us to purchasers, including through a specific bidding, auction or other process;

•	through a combination of any of these methods of sale; or

•	we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

The applicable prospectus supplement will contain the terms of the transaction, including the method of distribution of the securities offered, the proceeds we will receive from the sale, the name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, or at various prices determined at the time of sale.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Unless otherwise indicated in the prospectus supplement, any such agent will use its commercially reasonable efforts to solicit purchases for the period of its appointment or to sell securities on a continuing basis. Agents may receive compensation in the form of commissions, discounts or concessions from us. Agents may also receive compensation from the purchasers of the securities to whom they sell as principals. Each particular agent will receive compensation in amounts negotiated in connection with the sale, which might be in excess of customary commissions. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold. Accordingly, any commission, discount or concession received by them and any profit on the resale of the securities purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. We have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. As of the date of this prospectus, there are no special selling arrangements between any broker-dealer or other person and us. No period of time has been fixed within which the securities will be offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us, and the sale thereof may be made by us, directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Any securities offered other than common stock and preferred stock will be a new issue and, other than the common stock, which is listed on Nasdaq, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on Nasdaq, in the over-the-counter market or otherwise. The underwriters or agents, as the case may be, are not required to engage in these activities and, if they engage in any of these activities, may end any of these activities at any time without notice.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement. To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states absent registration or pursuant to an exemption from applicable state securities laws.

VALIDITY OF THE SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon by Jones Day, New York, New York.

EXPERTS

The financial statements of Calyxt, Inc. appearing in Calyxt, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with them. This allows us to disclose important information to you by referring those publicly filed documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-38161) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the year ended December 31, 2018 (including the information in Part III incorporated therein by reference from our Definitive Proxy Statement on Schedule 14A);

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 and Quarterly Report on Form 10-Q, and the amendment thereto on Form 10-Q/A, for the quarter ended June 30, 2019;

•	Current Reports on Form 8-K filed on January 3, 2019, January 24, 2019, February 20, 2019, February 26, 2019 and May 21, 2019; and

•	the description of our common stock contained in the Registration Statement on Form 8-A filed on July 20, 2017, including any amendment or report filed for the purpose of updating such description.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We make periodic filings and other filings required to be filed by us as a reporting company under Sections 13 and 15(d) of the Exchange Act. The SEC maintains an Internet site at www.sec.gov that contains the reports, proxy and information statements, and other information that we file with the SEC.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may obtain copies of this prospectus and the documents incorporated by reference without charge by writing to our investor relations team at 2800 Mount Ridge Road, Roseville, Minnesota 55113, by telephone at (651)-683-2807 or on our website at www.calyxt.com. Information contained on our website is not incorporated into this prospectus and you should not consider information contained on our website to be part of this prospectus.

11,640,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

May 5, 2022